UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
_________________

WASHINGTON, D.C.   20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 30, 2014

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6506 S. Lewis Ave., Suite 112, Tulsa, OK	74316-1020
(Address of principal executive offices)	(Zip Code)

(918) 488-8068
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Albert E. Whitehead Living Trust (the “Whitehead Trust”) has advanced funds to the Company from time to time in the past.  As of December 30, 2014, the total outstanding indebtedness owed by the Company to the Whitehead Trust was $196,451.  Albert E. Whitehead, the Chief Executive Officer of the Company and Chairman of its Board, is the trustee of the Whitehead Trust.  Effective as of December 30, 2014, the Company exchanged its leasehold interest in its Gabbs Valley Prospect to Mr. Whitehead in exchange for the debt owed to the Whitehead Trust.  At the time of such exchange, the Company’s interest in the Gabbs Valley Prospect was valued on its books at approximately $191,715.  The Company did not have the funds to pay rentals on such properties as they came due in 2015 and intended to let them expire.  The exchange was approved by the disinterested directors, Messrs. Hackett and Seth.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, each of Albert E. Whitehead, the Company’s Chief Executive Officer and the Chairman of the Board, and Montague H. Hackett, Jr., a member of the Company’s Board of Directors, transferred and assigned all of the common stock owned by them to Empire Petroleum Holdings, LLC, an Oklahoma limited liability company (“Empire Holdings”).  In connection with such transaction, each of Montague H. Hackett, Jr. and Kevin R. Seth will resign from the Board of Directors effective as of January 16, 2015 and Albert E. Whitehead, has agreed to appoint two designees of Empire Holdings to fill such vacancies effective as of January 19, 2015.  Empire Holdings has designated J. C. Whorton, Jr., and Michael R. Morrisett to be appointed to the Board.    Albert E. Whitehead intends to resign from the Company’s Board of Directors effective as of January 20, 2015.  Messrs. Whorton and Morrisett each own 45% of the equity interest of and are managers of Empire Holdings.

The resignations of Messrs. Whitehead, Hackett and Seth are not the result of any disagreement with the Company.  This change in the composition of the Board will result in a change in control of the Board.

The reconstituted Board intends to appoint J. C. Whorton, Jr., as the new Chairman of the Board and Chief Executive and Michael R. Morrisett as President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: December 31, 2014	By:	/s/ Albert E. Whitehead
Albert E. Whitehead
Chief Executive Officer